UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2009 (June 11, 2009)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreements.

Barclays Purchase Agreement

On June 16, 2009, BlackRock, Inc. (“BlackRock”) announced that Barclays PLC accepted its offer to acquire Barclays Global Investors (“BGI”).  On June 16, 2009, BlackRock entered into a definitive purchase agreement (the “Barclays Purchase Agreement”) to acquire BGI from Barclays Bank PLC (“Barclays”).

Pursuant to the terms and subject to the conditions set forth in the Barclays Purchase Agreement, BlackRock will acquire (the “Acquisition”) from Barclays all of the outstanding equity interests of subsidiaries of Barclays conducting the business of BGI in exchange for an aggregate of approximately 37.8 million shares of BlackRock common stock and participating preferred stock, subject to certain adjustments, and $6.6 billion in cash, subject to certain adjustments. The shares of common stock issued pursuant to the Acquisition will represent approximately 4.9% of the outstanding shares of common stock of BlackRock immediately following the closing of the Acquisition, and the total equity consideration will represent approximately an aggregate 19.9% economic interest in BlackRock immediately following the closing of the Acquisition.

The Acquisition consideration will be subject to adjustment (i) to reflect the closing working capital of BGI and (ii) if and to the extent the adjusted asset-based fees generated by BGI as of a date close to the closing of the Acquisition, excluding the impact of market movements, are less than 90% of their level at April 30, 2009.

BlackRock and Barclays have each made customary representations, warranties and covenants in the Barclays Purchase Agreement for transactions of this type, including, among others, covenants (i) to conduct their respective businesses in the ordinary course between the execution of the Barclays Purchase Agreement and the closing of the Acquisition and (ii) not to engage in certain kinds of transactions during such period. Barclays and Barclays PLC have made additional covenants (a) not to solicit alternative acquisition proposals relating to the BGI business, (b) subject to certain exceptions contained in the Barclays Purchase Agreement, not to engage in certain competitive activities for a period of three years following the closing of the Acquisition and (c) that Barclays PLC’s board of directors will recommend the approval of the Acquisition to its shareholders.

Consummation of the Acquisition is subject to customary conditions for transactions of this type, including, among others, (i) the approval of the Acquisition by the shareholders of Barclays PLC, (ii) the expiration or termination of the applicable Hart-Scott-Rodino Act waiting period and the receipt of other applicable antitrust approvals, (iii) the absence of any order or injunction prohibiting the consummation of the Acquisition or restricting the ownership or operation of the BGI business or other businesses of the parties, (iv) subject to certain exceptions, the accuracy of representations and warranties with respect to the parties’ respective businesses, (v) the maintenance of asset-based fees generated by BGI with respect to all clients and with respect to exchange traded funds, in each case at 75% or more of their levels at April 30, 2009, (vi) compliance with Section 15(f) of the Investment Company Act of 1940, as amended, as provided in the Barclays Purchase Agreement, (vii) the execution by the other party (or its affiliates) of specified ancillary agreements and (viii) the receipt of various necessary governmental approvals and consents. BlackRock’s obligation to consummate the Acquisition is further subject to (a) the retention of a specified percentage of certain key employees and (b) BGI’s unaudited financial statements for fiscal year 2008 (which have already been delivered to BlackRock in connection with the signing of the Barclays Purchase Agreement) and BGI’s audited financial statements for fiscal year 2008 (which will be delivered to BlackRock prior to closing of the Acquisition) not differing in a manner that would reasonably be expected to result in a material adverse effect. Consummation of the Acquisition is not subject to the receipt of financing by BlackRock. Stockholders of BlackRock representing greater than a majority of the shares of the outstanding capital stock of BlackRock have executed written consents in lieu of a meeting approving the issuance of shares in connection with the Acquisition as described herein.

Additionally, BlackRock has agreed to increase the size of its Board of Directors from 17 directors to 19 directors immediately prior to the closing of the Acquisition and to cause such vacancies to be filled by designees of Barclays.

The Barclays Purchase Agreement contains customary indemnification obligations for transactions of this type of each party with respect to breaches of representations, warranties and covenants and certain other specified matters. In addition, Barclays has agreed to indemnify BlackRock in connection with losses relating to certain of Barclays’ pension funds, any breach by Barclays of certain regulatory requirements and fiduciary requirements, including arising out of investment advisory contracts with clients, and certain differences between the operating expenses indicated on BGI’s unaudited financial statements as compared to BGI’s audited financial statements. The indemnification obligations of the parties are subject to minimum and maximum dollar thresholds in certain cases as set forth in the Barclays Purchase Agreement.

The foregoing description of the Barclays Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Barclays Purchase Agreement, which is filed as Exhibit 2.1 hereto and which is hereby incorporated into this Form 8-K by reference.

The Barclays Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information, or provide any other factual information, about BlackRock or Barclays or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Barclays Purchase Agreement were made only for purposes of that agreement and as of specific dates; were solely for the benefit of the parties to the Barclays Purchase Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Barclays Purchase Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of BlackRock or Barclays or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Barclays Purchase Agreement, which subsequent information may or may not be fully reflected in BlackRock’s public disclosures.

Amendments to Stockholder Agreements

In connection with the execution by BlackRock of the Barclays Purchase Agreement, on June 11, 2009, BlackRock entered into Amendment No. 1 (the “Merrill Lynch Amendment”) to the Second Amended and Restated Stockholder Agreement, dated as of February 27, 2009, among Merrill Lynch & Co., Inc. ("Merrill"), Merrill Lynch Group, Inc. and BlackRock (the “Merrill Lynch Stockholder Agreement”) and Amendment No. 1 (the “PNC Amendment”) to the Amended and Restated Implementation and Stockholder Agreement, dated as of February 27, 2009, between The PNC Financial Services Group, Inc. (“PNC”) and BlackRock (the “PNC Stockholder Agreement”). The Merrill Lynch Amendment and the PNC Amendment will become effective only upon the closing of the Acquisition.

Pursuant to the Merrill Lynch Amendment, the Merrill Lynch Stockholder Agreement will be amended to, among other things, (i) amend or supplement certain definitions and provisions therein to incorporate Series D Preferred Stock, (ii) amend the provision relating to the composition of the Board of Directors of BlackRock and (iii) add certain provisions relating to the U.S. Bank Holding Company Act.

Pursuant to the PNC Amendment, the PNC Stockholder Agreement will be amended to, among other things, (i) revise the definitions of “Ownership Cap” and “Ownership Threshold,” (ii) amend or supplement certain other definitions and provisions therein to incorporate Series D Preferred Stock, (iii) provide that none of the transfer restriction provisions set forth in the PNC Stockholder Agreement shall apply to the shares to be issued to PNC in connection with the transactions contemplated by the Stock Purchase Agreement by and between PNC and BlackRock (the “PNC Stock Purchase Agreement”), which is discussed below and in Item 3.02 “Unregistered Sales of Equity Securities” of this Form 8-K, (iv) amend the provision relating to the composition of the Board of Directors of BlackRock and (v) provide that the PNC Stockholder Agreement shall terminate upon the later of (A) the five year anniversary of the PNC Stockholder Agreement and (B) the first date on which PNC and its affiliates beneficially own less than 5% of the outstanding BlackRock capital stock, subject to certain other conditions specified therein.

The foregoing descriptions of the Merrill Lynch Amendment and the PNC Amendment do not purport to be complete and are qualified in their entirety by reference to the Merrill Lynch Amendment, which is filed as Exhibit 10.1 hereto, and the PNC Amendment, which is filed as Exhibit 10.2 hereto, each of which is hereby incorporated into this Form 8-K by reference.

PNC Stock Purchase Agreement

On June 11, 2009, BlackRock entered into the PNC Stock Purchase Agreement pursuant to which PNC agreed to purchase 3,556,188 of BlackRock’s Series D Preferred Stock (the “Financing Preferred Shares”) at a price of $140.60 per share. The number of Financing Preferred Shares PNC is obligated to purchase may be reduced to the extent BlackRock obtains subscriptions for its capital stock from additional equity investors in connection with the financing of the Acquisition.  Under the terms of this agreement, the closing of the sale of the Financing Preferred Shares will occur simultaneously with, and is conditioned on, the closing of the Acquisition, as well as other customary conditions. Upon the closing of the sale of Financing Preferred Shares to PNC, the shares will have the benefit of the existing Registration Rights Agreement, dated as of September 29, 2006, by and among New BlackRock, Inc., Merrill and PNC pursuant to which BlackRock agreed to register the resale of certain securities with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended and the rules and regulations thereunder (the “Securities Act”).  As of May 31, 2009, PNC beneficially owns 46.2% of BlackRock’s outstanding voting common stock, par value $0.01 (“Common Stock”), and approximately 31.3% of BlackRock's fully diluted capital stock.

Item 3.02.	Unregistered Sales of Equity Securities.

On June 11, 2009, BlackRock entered into three separate stock purchase agreements and on June 12, 2009, BlackRock entered into an additional stock purchase agreement (collectively, the “Common Stock Purchase Agreements”) for the sale of an aggregate of 16,358,464 shares of Common Stock (the “Financing Common Shares”) at a price of $140.60 per share. In addition, as described above, BlackRock and PNC entered into the PNC Stock Purchase Agreement for the private placement of the Financing Preferred Shares (the Financing Preferred Shares, and together with the Financing Common Shares, the “Financing Shares”). BlackRock expects to receive $2.8 billion in total consideration from the sale of the Financing Shares (the “Private Placement”). Under the terms of three of the Common Stock Purchase Agreements, the closing of the sale of an aggregate of 14,224,751 Financing Common Shares will occur simultaneously with, and is conditioned on, the closing of the Acquisition, as well as other customary conditions. Under the terms of the other Common Stock Purchase Agreement, the closing of the sale of 2,133,713 Financing Common Shares will occur no later than June 25, 2009 and is subject to the Barclays Purchase Agreement being in full force and effect as of such closing and other customary conditions. No underwriting discounts or commissions will be paid in connection with the sale of the Financing Shares. Upon the closing of the sale of Financing Common Shares to each purchaser, BlackRock will enter into a registration rights agreement with each purchaser, other than PNC, pursuant to which it will agree to register the resale of the applicable Financing Common Shares with the SEC under the Securities Act.

The information set forth under Item 1.01 above with respect to the Financing Preferred Shares is incorporated herein by reference.

The issuances of the Financing Shares are exempt from the registration requirement of the Securities Act by virtue of Section 4(2) thereof because such issuances did not involve a public offering.

The terms of the Series D Preferred Stock are summarized below:

Rank.  The Series D Preferred Stock will rank pari passu in right of payment with respect to dividends and upon liquidation with any series of BlackRock’s preferred stock that by its terms ranks pari passu in right of payment as to dividends and/or upon liquidation with the Series D Preferred Stock.

Dividend.  The Series D Preferred Stock will be entitled to receive any dividend that is paid to holders of Common Stock. Any subdivisions, combinations, consolidations or reclassifications to the Common Stock must also be made accordingly to Series D Preferred Stock.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of BlackRock, the holders of the Series D Preferred Stock will be entitled to receive $0.01 per share of the respective preferred stock held, plus any outstanding and unpaid dividends, before any payments are made to holders of Common Stock or any other class or series of BlackRock’s capital stock ranking junior as to liquidation rights to Series D Preferred Stock. After such payment to the holders of Series D Preferred Stock and the holders of shares of any other series of BlackRock’s preferred stock ranking prior to the Common Stock as to distributions upon liquidation, the remaining assets of BlackRock will be distributed pro rata to the holders of Series D Preferred Stock and any other series of BlackRock’s preferred stock ranking prior to the Common Stock as to distributions upon liquidation that participate with the holders of Common Stock upon liquidation, and the holders of the Common Stock and any other shares of BlackRock’s capital stock ranking pari passu with the Common Stock as to distributions upon liquidation.

Voting Rights.  The Series D Preferred Stock have no voting rights except as required by applicable law.

Conversion.  Each share of Series D Preferred Stock will be automatically converted into one share of BlackRock’s Series B Convertible Participating Preferred Stock on or after the date which is 20 days after an information statement in connection with the Barclays Purchase Agreement is first mailed by BlackRock to holders of its Common Stock in accordance with Rule 14c-2 under the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder. No optional conversion is permitted. Upon any transfer of Series B Preferred Stock to any person other than an affiliate of the initial holder, each share of Series B Preferred Stock will be converted into one share of Common Stock.

Item 8.01.	Other Events.

On June 16, 2009, BlackRock issued a press release announcing that Barclays PLC accepted BlackRock’s offer to acquire BGI. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Stock Purchase Agreement, dated as of June 16, 2009, by and among Barclays Bank PLC, Barclays PLC (solely for the purposes of Section 6.16, Section 6.18 and Section 6.24) and BlackRock, Inc.
10.1	Amendment No. 1, dated as of June 11, 2009, to the Second Amended and Restated Stockholder Agreement by and among Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and BlackRock, Inc.
10.2	Amendment No. 1, dated as of June 11, 2009, to the Amended and Restated Implementation and Stockholder Agreement between The PNC Financial Services Group, Inc. and BlackRock, Inc.
99.1	Press Release dated June 16, 2009 issued by BlackRock, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Daniel R. Waltcher
Date: June 17, 2009		Daniel R. Waltcher
Managing Director and Deputy General Counsel

EXHIBIT INDEX

2.1	Stock Purchase Agreement, dated as of June 16, 2009, by and among Barclays Bank PLC, Barclays PLC (solely for the purposes of Section 6.16, Section 6.18 and Section 6.24) and BlackRock, Inc.
10.1	Amendment No. 1, dated as of June 11, 2009, to the Second Amended and Restated Stockholder Agreement by and among Merrill Lynch & Co., Inc., Merrill Lynch Group, Inc. and BlackRock, Inc.
10.2	Amendment No. 1, dated as of June 11, 2009, to the Amended and Restated Implementation and Stockholder Agreement between The PNC Financial Services Group, Inc. and BlackRock, Inc.
99.1	Press Release dated June 16, 2009 issued by BlackRock, Inc.